Exhibit 99.1
Remy International, Inc. Announces Second Quarter 2014 Results
PENDLETON, Ind., July 30, 2014 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starter motors and alternators for light vehicle and commercial vehicle applications, multi-line products and hybrid electric motors, today announced its financial results for the second quarter ended June 30, 2014.

Financial Results	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net sales	$299.3 million	$282.3 million	$599.6 million	$564.1 million
Net income	$10.0 million	$11.5 million	$19.4 million	$13.3 million
Diluted earnings per share	$0.32	$0.36	$0.62	$0.40
Adjusted net income	$10.8 million	$13.3 million	$22.2 million	$22.6 million
Adjusted diluted earnings per share	$0.34	$0.42	$0.70	$0.70
Net cash provided by (used in) operating activities	$5.1 million	$6.4 million	$(4.1) million	$(9.9) million
Adjusted EBITDA	$34.7 million	$33.2 million	$68.2 million	$64.5 million

Second Quarter Highlights

•	Net sales of $299.3 million for the second quarter of 2014, an increase of 6% compared to $282.3 million for the second quarter of 2013.

•	Adjusted EBITDA of $34.7 million for the second quarter of 2014 compared to $33.2 million for the second quarter of 2013.

•	Adjusted net income was $10.8 million for the second quarter of 2014 compared to $13.3 million for the second quarter of 2013.

•
On May 9, 2014, Standard & Poor's (S&P) Ratings Services upgraded our corporate credit rating from B+ to BB- on improved financial metrics reflecting our leading position in North America as a supplier of starters and alternators to original equipment manufacturers and the aftermarket.

•	On July 25, 2014, the Board of Directors declared a quarterly dividend of $0.10 per share payable on August 29, 2014 to stockholders of record as of August 15, 2014.

Jay Pittas, Remy International, Inc. President and CEO commented, “The second quarter was a solid one for us with the business performing as expected with higher revenue and profit versus the second quarter of 2013. Our top line growth strategies are succeeding with the trailing three quarter’s revenue up 7% versus the prior period. We continue to undertake initiatives to grow the top line and secure new business as well as take steps to improve operating efficiencies. By executing our plan, we will drive superior long-term value for stockholders.”

About Remy International, Inc.
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy®, Remy®, World Wide Automotive® and USA Industries® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.
Conference Call
Remy will host a call with investors and analysts to discuss second quarter 2014 results on Thursday, July 31, 2014 beginning at 9:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at http://www.remyinc.com. The conference call replay will also be available via webcast through the Remy Investor Relations website at http://www.remyinc.com.
Use of Non-U.S. GAAP Financial Information
Accounting principles generally accepted in the United States (U.S. GAAP) is the standard framework of guidelines for financial accounting. U.S. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with U.S. GAAP, Remy has provided Adjusted net income, Adjusted diluted earnings per share, and Adjusted EBITDA, non-U.S. GAAP financial measures, which are frequently used by management, analysts, investors and other interested parties. Management believes that the non-U.S. GAAP financial measures presented provide a useful measure of Remy’s financial performance since they exclude certain items which do not reflect ongoing operations. A reconciliation of U.S. GAAP net income to Adjusted net income and Adjusted diluted earnings per share is provided herein. Adjusted EBITDA is defined by the Company as net income attributable to common stockholders before (i) interest expense–net, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) net income attributable to noncontrolling interest, (vi) restructuring, other charges and other impairment charges, (vii) loss on extinguishment of debt and refinancing fees, (viii) executive officer separation cost, (ix) certain purchase accounting finished goods inventory step-up costs and (x) other adjustments. Adjusted EBITDA as defined by the Company may differ from non-U.S. GAAP measures used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-U.S. GAAP results presented should be considered together with U.S. GAAP results, rather than as an alternative to U.S. GAAP basis financial measures. Reconciliations of non-U.S. GAAP measures to related U.S. GAAP measures are presented in the financial schedules which accompany this release.

Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company's previously filed most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

A copy of the second quarter 2014 Form 10-Q will be available on the Remy International Website at:
http://www.remyinc.com under "Investor Relations".
Investor Contact: Fred Knechtel, Sr. Vice President, CFO and Treasurer
Knechtel.Fred@remyinc.com
(765) 778-6871
SOURCE : Remy International, Inc.

Remy International, Inc.
Index of consolidated financial information

Consolidated balance sheets as of June 30, 2014 (unaudited) and December 31, 2013	A-2
Consolidated statements of operations (unaudited) for the three and six months ended June 30, 2014 and June 30, 2013	A-3
Consolidated statements of cash flows (unaudited) for the six months ended June 30, 2014 and June 30, 2013	A-4
Reconciliation of non-U.S. GAAP financial measures (unaudited) for the three and six months ended June 30, 2014 and June 30, 2013	A-5

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the Remy International, Inc. Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014, each of which were filed with the United States Securities and Exchange Commission.

Remy International, Inc.
Consolidated balance sheets

	June 30,	December 31,
(In thousands, except share information)	2014	2013
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$56,150	$114,884
Trade accounts receivable (less allowances of $1,885 and $1,583)	243,087	191,548
Other receivables	19,484	21,023
Inventories	188,098	159,340
Deferred income taxes	36,244	36,329
Prepaid expenses and other current assets	15,225	11,151
Total current assets	558,288	534,275

Property, plant and equipment	261,390	249,326
Less accumulated depreciation and amortization	(114,971)	(103,715)
Property, plant and equipment, net	146,419	145,611

Deferred financing costs, net of amortization	3,467	3,802
Goodwill	285,433	271,418
Intangibles, net	107,916	89,909
Other noncurrent assets	78,506	72,040
Total assets	$1,180,029	$1,117,055

Liabilities and Equity:
Current liabilities:
Short-term debt	$7,390	$2,369
Current maturities of long-term debt	3,389	3,392
Accounts payable	199,580	168,491
Accrued interest	113	92
Accrued restructuring	153	1,026
Other current liabilities and accrued expenses	120,012	110,179
Total current liabilities	330,637	285,549

Long-term debt, net of current maturities	292,310	293,835
Postretirement benefits other than pensions	1,515	1,628
Accrued pension benefits	17,993	19,103
Deferred income taxes	811	1,000
Other noncurrent liabilities	28,123	24,783

Equity:
Remy International, Inc. stockholders' equity:
Common stock, Par value of $0.0001; 31,995,332 shares outstanding at June 30, 2014, and 31,981,544 shares outstanding at December 31, 2013	3	3
Treasury stock, at cost; 457,107 treasury shares at June 30, 2014, and 267,924 treasury shares at December 31, 2013	(3,982)	(1,477)
Additional paid-in capital	324,322	320,687
Retained earnings	226,504	213,418
Accumulated other comprehensive loss	(38,207)	(41,474)
Total Remy International, Inc. stockholders' equity	508,640	491,157
Total liabilities and equity	$1,180,029	$1,117,055

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In thousands, except per share amounts)	2014	2013	2014	2013

Net sales	$299,293	$282,349	$599,587	$564,076
Cost of goods sold	241,147	227,648	486,974	454,396
Gross profit	58,146	54,701	112,613	109,680
Selling, general, and administrative expenses	35,929	32,415	69,268	72,565
Restructuring and other charges	79	2,128	393	2,809
Operating income	22,138	20,158	42,952	34,306
Interest expense–net	5,390	3,731	11,026	10,068
Loss on extinguishment of debt and refinancing fees	—	—	—	4,256
Income before income taxes	16,748	16,427	31,926	19,982
Income tax expense	6,792	4,963	12,503	6,675
Net income	9,956	11,464	19,423	13,307
Less net income attributable to noncontrolling interest	—	96	—	659
Net income attributable to common stockholders	$9,956	$11,368	$19,423	$12,648

Basic earnings per share:
Earnings per share	$0.32	$0.36	$0.62	$0.41
Weighted average shares outstanding	31,514	31,239	31,447	31,173
Diluted earnings per share:
Earnings per share	$0.32	$0.36	$0.62	$0.40
Weighted average shares outstanding	31,593	31,364	31,571	31,314
Dividends declared per common share	$0.10	$0.10	$0.20	$0.20

Remy International, Inc.
Consolidated statements of cash flows
(Unaudited)

	Six months ended June 30,
(In thousands)	2014	2013
Cash flows from operating activities:
Net income	$19,423	$13,307
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	18,816	17,022
Amortization of debt issuance costs	500	613
Loss on extinguishment of debt and refinancing fees	—	4,256
Stock-based compensation	2,561	3,246
Deferred income taxes	981	(3,409)
Accrued pension and postretirement benefits, net	(997)	(416)
Restructuring and other charges	393	2,809
Cash payments for restructuring charges	(1,266)	(4,949)
Other	273	(801)
Changes in operating assets and liabilities, net of restructuring charges:
Accounts receivable	(40,969)	(27,010)
Inventories	(13,998)	(9,187)
Accounts payable	22,548	(6,206)
Other current assets and liabilities, net	1,647	7,231
Other noncurrent assets and liabilities, net	(13,974)	(6,446)
Net cash used in operating activities	(4,062)	(9,940)

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,627)	(13,239)
Net proceeds on sale of assets	80	303
Acquisition of USA Industries, Inc., net of cash acquired of $109	(40,070)	—
Net cash used in investing activities	(51,617)	(12,936)

Cash flows from financing activities:
Change in short-term debt and revolver	4,930	(5,750)
Payments made on long-term debt, including capital leases	(1,693)	(288,874)
Proceeds from issuance of long-term debt	—	299,250
Dividend payments on common stock	(6,548)	(6,331)
Purchase of treasury stock	(2,505)	(1,248)
Debt issuance costs	—	(3,476)
Purchase of and distributions to noncontrolling interest	—	(18,902)
Other	1,142	—
Net cash used in financing activities	(4,674)	(25,331)

Effect of exchange rate changes on cash and cash equivalents	1,619	(2,480)
Net decrease in cash and cash equivalents	(58,734)	(50,687)
Cash and cash equivalents at beginning of period	114,884	111,733
Cash and cash equivalents at end of period	$56,150	$61,046
Supplemental information:
Noncash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	$2,816	$1,825

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP. We use adjusted EBITDA as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

We define adjusted EBITDA as net income attributable to common stockholders before interest expense–net, income tax expense, depreciation and amortization, stock-based compensation expense, net income attributable to noncontrolling interest, restructuring, other charges and other impairment charges, loss on extinguishment of debt and refinancing fees, executive officer separation cost, certain purchase accounting finished goods inventory step-up costs and other adjustments as set forth in the reconciliations provided below.

Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance.

The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended June 30,		Six months ended June 30,
(In thousands)	2014	2013	2014	2013

Net income attributable to common stockholders	$9,956	$11,368	$19,423	$12,648
Adjustments:
Interest expense–net	5,390	3,731	11,026	10,068
Income tax expense	6,792	4,963	12,503	6,675
Depreciation and amortization	10,161	8,809	18,816	17,022
Stock-based compensation expense	1,342	1,749	2,561	3,246
Net income attributable to noncontrolling interest	—	96	—	659
Restructuring and other charges	79	2,128	393	2,809
Loss on extinguishment of debt and refinancing fees	—	—	—	4,256
Executive officer separation	—	—	—	7,000
Purchase accounting finished goods inventory step-up	965	—	3,474	—
Other	49	368	49	104
Total adjustments	24,778	21,844	48,822	51,839
Adjusted EBITDA	$34,734	$33,212	$68,245	$64,487

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted net income and adjusted diluted earnings per share

Management believes adjusted net income and adjusted diluted earnings per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. We define adjusted net income as net income before restructuring, other charges and other impairment charges, loss on extinguishment of debt and refinancing fees, executive officer separation cost, purchase accounting related charges and other adjustments as set forth in the reconciliations provided below. Adjusted diluted earnings per share is defined as adjusted net income attributable to common stockholders divided by the weighted average number of diluted shares outstanding for the period. Other companies in our industry define adjusted net income and adjusted diluted earnings per share differently from us and, as a result, our measures are not comparable to similarly titled measures used by other companies in our industry.

The following table sets forth a reconciliation of adjusted net income to its most directly comparable U.S. GAAP measure, net income:

(In thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income	$9,956	$11,464	$19,423	$13,307
Adjustments:
Purchase accounting related charges (a)	1,291	—	4,083	—
Restructuring and other charges (b)	79	2,128	393	2,809
Loss on extinguishment of debt and refinancing fees (c)	—	—	—	4,256
Executive officer separation (d)	—	—	—	7,000
Tax impact of Non-GAAP adjustments (e)	(513)	(273)	(1,669)	(4,752)
Total adjustments	857	1,855	2,807	9,313
Adjusted net income	10,813	13,319	22,230	22,620
Less net income attributable to noncontrolling interest	—	96	—	659
Adjusted net income attributable to common stockholders	$10,813	$13,223	$22,230	$21,961

Basic earnings per share:
Weighted average shares outstanding	31,514	31,239	31,447	31,173
Earnings per share	$0.32	$0.36	$0.62	$0.41
Adjusted earnings per share	$0.34	$0.42	$0.71	$0.70
Diluted earnings per share:
Weighted average shares outstanding	31,593	31,364	31,571	31,314
Earnings per share	$0.32	$0.36	$0.62	$0.40
Adjusted earnings per share	$0.34	$0.42	$0.70	$0.70

(a)	Represents the elimination of finished goods inventory step-up, customer relationships amortization and lease intangible amortization related to the USA Industries acquisition.

(b)	Represents the elimination of restructuring and other charges.

(c)	Represents the loss on extinguishment of debt and refinancing fees as a result of the refinancing of our Term B Loan syndication.

(d)
Represents the lump sum cash payment pursuant to the terms of the Transition, Noncompetition and Release Agreement with John H. Weber, our former President and Chief Executive Officer, effective February 28, 2013.

(e)	Represents the tax impact of Non-GAAP adjustments by using the appropriate tax rate of the jurisdictions where the charges were incurred.